FTE Networks Announces Leadership Changes to Accelerate

Innovation in Data Center & Compute to the Edge Services

Appoints Mike Bonewitz as Chief Technology Officer

NAPLES, FL— (August 24, 2016) - FTE Networks, Inc. (OTCQX:FTNW) (“FTE” or the “Company”), a leading network infrastructure solutions provider in technology and communications industries, today announced leadership changes to accelerate innovation, enhance customer-centric services and drive FTE into a new phase of growth. Effective August 24, Mike Bonewitz will assume the role of Chief Technology Officer (CTO) where he will be responsible for developing and driving the next generation business of data center and Compute-to-the-Edge (CTTE) services. Bonewitz replaces Carlie Ancor, who will transition into supporting the company’s major accounts sales strategy.

“Compute to the Edge is the next frontier where mobility, data analytics, social media and cloud converges, especially as the Internet of Things (IoT) and decentralized workforces continue to grow,” said Mr. Bonewitz. “I look forward to helping transform FTE into an even more disruptive services provider by accelerating open and partner-focused solutions with traditional, hyperscale and hyperconverged customers.”

Michael Palleschi, FTE Networks (FTNW) Chairman and Chief Executive Officer, commented, “Mike Bonewitz has a long track record driving operational and financial performance in communications companies and networks. His tremendous experience in data centers and CTTE services will help advance our company to the next level and further ensure our success.”

Prior to Joining FTE, Mr. Bonewitz held multiple leadership positions in communications network engineering and information technology companies, developing cutting-edge capabilities via advanced IT automation and data analytics driving operational and financial performance. Most recently, Mike was VP of Strategy and Product Development for Cloud services, Fiber engineering and construction at Nexius, where he developed and launched the company’s first fiber deployment program supporting multiple Tier 1 service providers in the US. He also led the company strategy and participation into Open Compute Project (OCP) as a Platinum member and as an original member of Facebook’s Telcom Infra Project (TIP). He has held previous technology and engineering leadership positions focused on NFV/SDN, Network Optimization and integration with Ericsson, Zayo and Level 3. Mike holds a BS in Engineering from University of Colorado.

About FTE Networks, Inc.

FTE Networks, Inc. (FTNW), and its wholly owned subsidiaries, is a leading international networking infrastructure solutions company. We design, build, and support telecommunications and technology systems and infrastructure services for companies including Fortune 500 operating four (4) industry segments; Data Center Infrastructure, Fiber Optics, Wireless Integration, and Surveillance & Security. FTE Networks is headquartered in Naples, Florida, with offices throughout the United States and Europe. For more information please visit: www.ftenet.com

Forward Looking Statements

This release may contain forward-looking statements relating to the business of FTE. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated, believed, estimated or expected. These risks and uncertainties are described in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are based on FTE’s current expectations and beliefs concerning future developments and their potential effects on FTE. There is no assurance that future developments affecting FTE will be those anticipated by FTE. FTE undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

Contacts:

FTE Networks, Inc.

Kirstin Gooldy, CCO & IR
999 Vanderbilt Beach Rd., Suite 601
Naples, FL 23108
(877) 850-4308
ir@ftenet.com
OTCQX:FTNW

Investor Relations:
Natalya Rudman
Crescendo Communications, LLC
(212) 671-1020, Ext: 304
mailto:clcn@crescendo-ir.comftnw@crescendo-ir.com